                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 PROVANT, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [Provant LOGO]

                       67 BATTERYMARCH STREET, SUITE 600
                          BOSTON, MASSACHUSETTS 02110

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 15, 2000
                            ------------------------

     The Annual Meeting of Stockholders of Provant, Inc. (the "Company") will be held on Wednesday, November 15, 2000 at 3:00 p.m., Eastern Standard Time, at the FleetBoston Conference and Training Center, FleetBoston, 100 Federal Street, 2nd Floor, Boston, Massachusetts for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to amend and restate the Company's 1998 Employee Stock Purchase Plan.

     3. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on September 25, 2000 as the record date for determining the stockholders having the right to receive notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          DONALD W. GLAZER
                                          Secretary

Boston, Massachusetts
October 12, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                 [Provant LOGO]

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 15, 2000
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Provant, Inc. (the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Wednesday, November 15, 2000 at 3:00 p.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors; to consider and act upon a proposal to amend and restate the Company's 1998 Employee Stock Purchase Plan; and to consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting.

     If a stockholder specifies in the proxy accompanying this Proxy Statement (the "Proxy") how it is to be voted, it will be voted in accordance with such specification. Any Proxy that is signed and returned and that does not specify how it is to be voted will be voted "for" the election of the nominees for directors named herein and "for" the proposal to amend and restate the Company's 1998 Employee Stock Purchase Plan. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a Proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Stockholders who attend the Annual Meeting in person will not be deemed thereby to have revoked their Proxies unless they affirmatively indicate at the Annual Meeting their intention to vote their shares in person.

     The Company's principal executive offices are located at 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110. The Company mailed this Proxy Statement and the Proxy on or about October 12, 2000 to its stockholders of record at the close of business on September 25, 2000.

                ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000 and its Annual Report on Form 10-K for the same period, including financial statements and the report of KPMG LLP thereon, are being mailed with this Proxy Statement to each of the Company's stockholders of record at the close of business on September 25, 2000. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors intends to retain KPMG LLP as the Company's independent certified public accountants for the current fiscal year.

                               VOTING SECURITIES

     The holders of record of shares of common stock of the Company outstanding at the close of business on September 25, 2000 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 21,065,141 shares of common stock. Each stockholder has one vote at the Annual Meeting for each share of common stock held of record on that date. As long as a quorum (a majority of issued and outstanding shares of common stock) is present in person or by proxy at the Annual Meeting, each of the nominees for director shall be elected by a plurality, and the amended and restated 1998 Employee Stock Purchase Plan, as proposed in Item II of this Proxy Statement, shall be approved by a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote on that item. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Votes may be cast for or against, or stockholders may abstain with respect to, the proposal to amend and restate the 1998 Employee Stock Purchase Plan; abstentions will have the effect of a vote against the proposal to amend and restate the 1998 Employee Stock Purchase Plan. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have discretionary authority to vote to approve the amended and restated 1998 Employee Stock Purchase Plan, those shares represented by the Proxy will not be considered present and entitled to vote with respect to that proposal. Accordingly, "broker non-votes" on that proposal will not be counted as votes cast in determining approval of that proposal.

                                     ITEM I

                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of one or more directors, the exact number to be fixed by the Board of Directors. The Board of Directors has currently fixed the number of directors at six, effective at the Annual Meeting. The By-laws also provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board of Directors. No decrease in the number of directors, however, will affect the term of any director in office. In the event that any of the nominees for director becomes unavailable, the persons named as Proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

NOMINEES FOR DIRECTOR

     Each of the following directors has been nominated for election to the Board of Directors at the Annual Meeting.

     JOHN R. MURPHY, age 66, has been Chairman of the Board of the Company since March 2000. From May 1998 to March 2000, Mr. Murphy served as a director of the Company. Since March 1998, Mr. Murphy has served as Vice Chairman of the National Geographic Society ("National Geographic"). Mr. Murphy has served National Geographic in several capacities, including as its President and Chief Executive Officer from May 1995 until March 1998, and as its Executive Vice President from May 1993 until May 1995. Previously, from July 1981 until January 1991, Mr. Murphy served as President and publisher of The Baltimore Sun. Mr. Murphy is a past President of the United States Golf Association, and currently serves as a director of Omnicom Group and MSD&T Mutual Funds.

     CURTIS M. UEHLEIN, age 41, has been President, Chief Executive Officer and a director of the Company since March 2000. From November 1999 to March 2000, Mr. Uehlein served as President, Chief Operating Officer and a director of the Company. Prior to joining the Company, Mr. Uehlein spent more than 18 years at IBM, most recently as head of IBM Learning Services, Americas from 1998 to 1999. From 1995 to 1997, Mr. Uehlein served as IBM's Director of Multimedia and Interactive Solutions. From 1992 to 1994, Mr. Uehlein was Manager of Technology Solutions at IBM. Mr. Uehlein earned his Bachelor of Science degree in Business from Shippenburg University in 1981.

     JOHN H. ZENGER, age 68, has been Vice Chairman of the Board of the Company since November 1999. From May 1998 to November 1999, Mr. Zenger served as President and a director of the Company. Prior to the Company's initial public offering (the "IPO"), from May 1997 until May 1998, Mr. Zenger was a consultant to the Company. From April 1992 to November 1996, Mr. Zenger was employed in various capacities, including Vice President and Chairman, by the Times Mirror Training Group, one of the nation's largest training companies, consisting of Kaset, Learning International and Zenger Miller, the company that he founded in 1977. Mr. Zenger has taught at the University of Southern California School of Business and the Stanford Graduate School of Business. Mr. Zenger received his Doctorate degree in Business Administration from the University of Southern California, his Masters in Business Administration from the University of California, Los Angeles and his Bachelor of Science degree from Brigham Young University.

     DAVID B. HAMMOND, age 55, has been a director of the Company since May 1998. Mr. Hammond has been Chairman of BCA Holdings Limited, a European vehicle auctioneer, since December 1995. Previously, from 1988 until April 1996, he served as Deputy Chairman of ADT Limited, an electronic security company. Mr. Hammond is a Fellow of the Institute of Chartered Accountants in England. Mr. Hammond is Deputy Chairman of Carlisle Holdings Limited and Chairman of its Executive Committee.

     ESTHER T. SMITH, age 61, has been a director of the Company since May 1998. Since September 2000, Mrs. Smith has been a partner in Qorvis Communications of Washington, DC and McLean, Virginia, successor company to the Poretz Group of McLean, Virginia, an investor relations firm where she was Managing Partner -- Internet Practice from March 1998 until September 2000. Since October 1996, she has been a management consultant in corporate positioning and internet enterprise development. From October 1996 to December 1997, she was Editor-at-Large of TechNews Inc. ("TechNews"). Previously, from September 1985 to September 1996, she was President and a director of TechNews. From January 1995 to September 1996, she also served as that company's Chief Executive Officer. Now Post-Newsweek Business Information, Inc., TechNews was acquired by The Washington Post Co. in 1996. Mrs. Smith is an advisor to the Netpreneur Program of the Morino Institute located in Reston, Virginia, and is a member of the Board of Directors of AnswerLogic Inc. of Washington, DC and telezoo.com Inc. of Arlington, Virginia.

     JOHN E. TYSON, age 57, is Chairman and Chief Executive Officer of etNetworks, Inc., a business education broadcasting company that he founded in 1999. From 1984 to 1999, Mr. Tyson served as Chairman, Chief Executive Officer and President of Compression Labs, Inc. ("CLI"). CLI pioneered the development of compressed digital video, interactive video conferencing and digital broadcast television. In addition to his experience with CLI, Mr. Tyson has held executive management positions at AT&T, General Electric and General Telephone & Electronics. Mr. Tyson is a member of the Board of Directors of the Wright Company and a member of the Advisory Board to the University of Nevada Reno School of Engineering. Mr. Tyson earned a BBA degree in Finance and Accounting from the University of Cincinnati.

CERTAIN INFORMATION REGARDING DIRECTORS

     The Company currently has 11 directors, six of whom, Herbert A. Cohen, Michael J. Davies, Bert Decker, Paul C. Green, Dominic J. Puopolo and Marc S. Wallace, are not standing for reelection to the Board of Directors at the Annual Meeting.

     The Board of Directors of the Company has formed several committees, including Audit, Compensation and Nominating Committees, which are described below.

     Audit Committee. The members of the Audit Committee are Messrs. Hammond and Murphy and Mrs. Smith. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit, including the adequacy of internal controls and financial accounting policies, oversees or conducts special investigations or other functions on behalf of the Board of Directors, reviews reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, upon request of the Board, makes recommendations with regard to strategic financial planning matters.

     Compensation Committee. The members of the Compensation Committee are Messrs. Hammond and Murphy and Mrs. Smith. The Compensation Committee assists the Board of Directors in determining the Company's compensation policies and in implementing those policies, particularly as they relate to the Company's equity incentive plans and to the Company's officers and directors. The Compensation Committee makes recommendations to the Board of Directors with respect to the adoption of new equity incentive plans and, except for plans for directors who are not employees or full-time consultants of the Company, administers all of the Company's equity incentive plans including, without limitation, making discretionary awards thereunder and fixing the terms of each such award. The Compensation Committee, after communicating with the Board of Directors, establishes all material compensation arrangements (including severance arrangements if necessary) between the Company and its executive officers and establishes bonus plans for executive officers of the Company's subsidiaries. The Compensation Committee also, upon request of the Board, advises the Board with regard to matters of compensation policy of broad impact within the Company. The Compensation Committee makes recommendations to the Board of Directors with regard to the adoption of retirement plans and benefit plans.

     Nominating Committee. The members of the Nominating Committee are Mrs. Smith and Messrs. Hammond and Uehlein. The Nominating Committee has been established to make recommendations to the Board of Directors concerning the size and composition of the Board of Directors and candidates for election to the Board. The Nominating Committee will review any nominations for director submitted by a stockholder to the Company's Secretary.

     During the fiscal year ended June 30, 2000, the Board of Directors met eight times, the Audit Committee met seven times, the Compensation Committee met ten times and the Nominating Committee met two times. There are no family relationships among any of the directors or executive officers of the Company. Each director attended at least 75% of the aggregate of meetings of the Board of Directors and committees of the Board of Directors on which he or she served that were held during the period in which he or she was a director.

DIRECTOR COMPENSATION

     Members of the Board of Directors who also serve as officers of or full-time consultants to the Company or its subsidiaries do not receive compensation for serving on the Board. During fiscal 2000, each other member of the Board of Directors received a fee of $3,000 for each Board of Directors meeting attended in person and an additional fee of $500 for each Board of Directors meeting attended by telephone and each committee meeting attended in person or by telephone. In connection with his service as Chairman of the Board of the Company, Mr. Murphy receives a fee of $20,000 per month. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.

     Certain of the Company's directors are compensated through the 1998 Stock Option Plan for Outside Directors (the "Directors' Plan"). Only directors who do not otherwise serve as employees of or full-time consultants to the Company ("Outside Directors") are eligible to participate in the Directors' Plan. Messrs. Hammond and Murphy and Mrs. Smith currently are the only directors who are entitled to participate. Upon his election to the Board of Directors, Mr. Tyson will be eligible to participate in the Directors' Plan.

     On the date of each annual meeting of stockholders, each Outside Director continuing in office will be granted an option to purchase a number of shares of common stock to be determined by the Board of Directors on that date, and any newly-elected Outside Director will be granted an option to purchase 7,500 shares of common stock. The exercise price for each option granted under the Directors' Plan will be the last sale price of a share of common stock as reported on the Nasdaq National Market ("Nasdaq") on the date the option is granted. On November 3, 1999, the date of the Company's 1999 Annual Meeting of Stockholders, each of Messrs. Hammond and Murphy and Mrs. Smith received an option to purchase 10,000 shares of common stock.

     All options granted under the Directors' Plan become fully exercisable six months after the date of grant. In the event that a transaction occurs that results or will result in the common stock not being registered under Section 12 of the Exchange Act, all options held by Outside Directors will terminate upon the completion of the transaction, subject to the following. If the transaction is intended to be treated as a pooling-of-interests for accounting purposes, the Board of Directors will cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. In all other transactions, the Board of Directors may either arrange for replacement options (subject to completion of the transaction), accelerate the exercisability of all outstanding options or terminate all options in exchange for a cash payment.

     In March 2000, Mrs. Smith and Mr. Murphy each received an option pursuant to the Company's 1998 Equity Incentive Plan (the "1998 Plan") to purchase 5,000 shares of the Company's common stock for their service as Chairman of a committee of the Board of Directors and Mr. Hammond was granted an option pursuant to the 1998 Plan to purchase 10,000 shares of the Company's common stock for his service as Chairman of two committees of the Board of Directors. In addition, as compensation for his service to the Company as Chairman of the Board, Mr. Murphy was awarded an option pursuant to the 1998 Plan to purchase 20,000 shares of the Company's common stock. Each of these options becomes exercisable with respect to one-third of the option shares granted on each of the first three anniversaries of the date of grant, provided that the recipient is then serving as a director of the Company. In the event that a transaction occurs that results or will result in the common stock not being registered under Section 12 of the Exchange Act, all options held under the 1998 Plan will terminate upon the completion of the transaction, subject to the following. If the transaction is intended to be treated as a pooling-of-interests for accounting purposes, the Board of Directors will cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. In all other transactions, the Board of Directors may either arrange for replacement options (subject to completion of the transaction), accelerate the exercisability of all outstanding options or terminate all options in exchange for a cash payment.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table contains a summary of the compensation paid or accrued during the fiscal years ended June 30, 2000, 1999 and 1998 to the current Chief Executive Officer of the Company, the four other most highly compensated executive officers and the former Chief Executive Officer of the Company (the "Named Executive Officers").

                                            ANNUAL COMPENSATION
                                 -----------------------------------------   SECURITIES
                                                              OTHER ANNUAL   UNDERLYING    ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS     COMPENSATION    OPTIONS     COMPENSATION
  ---------------------------    ----   --------   --------   ------------   ----------   ------------
Curtis M. Uehlein(1)...........  2000   $336,538   $250,000      $   --       325,000      $    5,250(2)
  President and Chief Executive
     Officer

John H. Zenger.................  2000    150,000     30,000          --        85,000           3,530(2)
  Vice Chairman                  1999    150,000    110,000          --            --              --
                                 1998     25,000         --          --       100,000              --

Dominic J. Puopolo.............  2000     50,000         --       8,402(3)    295,000           4,268(2)
  Vice Chairman                  1999     50,000    150,000          --            --             433(2)
                                 1998      8,333         --       2,400(3)     43,298              --

Rajiv Bhatt....................  2000    275,000     55,000          --        45,000           3,438(2)
  Executive Vice President and   1999    237,500    110,000          --       100,000           2,380(2)
     Chief Financial Officer     1998    239,947(4)       --         --        50,000              --

Philip Gardner(5)..............  2000    125,000     25,000          --        35,000           4,399(2)
  Vice President                 1999    125,000     50,000          --            --           1,082(2)
                                 1998     20,833         --          --        10,000              --

Paul M. Verrochi(6)............  2000     42,183         --      13,200(3)    500,000(7)    1,003,612(8)
  Chairman and Chief Executive   1999     50,000    150,000          --            --             433(2)
     Officer                     1998      8,333         --       2,400(3)     43,298              --

---------------
(1) Mr. Uehlein joined the Company in November 1999.

(2) Consists of an award under the Company's 401(k) retirement plan.

(3) Consists of a car allowance.

(4) Includes $206,614 in compensation paid prior to the IPO while Mr. Bhatt was a full-time consultant to the Company.

(5) Mr. Gardner's employment with the Company terminated on August 15, 2000.

(6) Mr. Verrochi's employment with the Company terminated on March 21, 2000.

(7) In connection with the termination of his employment, Mr. Verrochi forfeited all of his options to purchase common stock of the Company.

(8) Consists of $3,612 paid to Mr. Verrochi as an award under the Company's 401(k) retirement plan and $1,000,000 paid to Mr. Verrochi in connection with the termination of his employment with the Company on March 21, 2000. See "Employment and Severance Agreements."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted during the fiscal year ended June 30, 2000 to each of the Named Executive Officers.

                                                INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                               ---------------------------------------------------       VALUE AT ASSUMED
                               NUMBER OF     PERCENT OF                                   ANNUAL RATES OF
                               SECURITIES   TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                               UNDERLYING    GRANTED TO     EXERCISE                     FOR OPTION TERMS
                                OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   -------------------------
                               GRANTED(1)    FISCAL YEAR    ($/SHARE)      DATE          5%            10%
                               ----------   -------------   ---------   ----------   -----------   -----------
Curtis M. Uehlein............    225,000          9.1%       $16.375     10/08/06    $1,499,911    $3,495,430
                                 100,000          4.1%         6.125      3/21/07       359,244       733,284

John H. Zenger...............     30,000          1.2%        13.875      7/30/06       169,456       394,903
                                  30,000          1.2%        18.875      7/30/06       230,521       537,211
                                  25,000          1.0%         7.000      5/17/07        71,243       166,025

Dominic J. Puopolo...........    165,000(2)       6.7%        18.875      5/05/03       579,936     1,233,182
                                  70,000(3)       2.8%        18.875      7/30/06       537,881     1,253,492
                                  30,000(4)       1.2%         19.00      7/30/06       232,047       540,769
                                  30,000          1.2%        13.875      7/30/06       169,456       394,903

Rajiv Bhatt..................     45,000          1.8%         7.000      5/17/07       128,237       298,846

Philip Gardner...............     35,000          1.4%         7.000      5/17/07        99,740       232,436

Paul M. Verrochi.............    250,000(5)      10.2%        18.875      5/05/03       878,691     1,868,458
                                 140,000(6)       5.7%        18.875      7/30/06     1,075,763     2,506,985
                                  70,000(4)       2.8%        19.000      7/30/06       541,444     1,261,794
                                  40,000          1.6%        13.875      7/30/06       225,941       526,538

---------------
(1) Represents options either granted under the 1998 Plan or otherwise subject to the terms of the 1998 Plan. Except as otherwise provided below, each of the options become exercisable with respect to one-third of the shares subject to the option on each of the first three anniversaries of the date of grant. The 1998 Plan provides that in the event of a transaction that results or will result in the Company's common stock not being registered under Section 12 of the Exchange Act, options granted pursuant to the 1998 Plan will terminate upon the completion of the transaction, subject to the following. If the transaction is intended to be treated as a pooling of interests for accounting purposes, the Board of Directors will cause the acquiring or surviving corporation or one of its affiliates to grant replacement options. In all other transactions, the Board of Directors may arrange for replacement options, accelerate exercisability of the options or terminate the options in exchange for a cash payment.

(2) Represents an option that became exercisable with respect to 65,000 shares on the date of grant and will become exercisable with respect to 100,000 shares on April 28, 2003 or, if earlier, on the date the average closing price for the Company's common stock for ten consecutive trading days equals or exceeds $26.00 per share.

(3) Represents an option that becomes exercisable with respect to 35,000 shares on each of the first two anniversaries of the date of grant.

(4) Represents an option that becomes exercisable on the third anniversary of the date of grant.

(5) Represents an option that became exercisable with respect to 100,000 shares on the date of grant and will become exercisable with respect to 150,000 shares on April 28, 2003 or, if earlier, on the date the average closing price for the Company's common stock for ten consecutive trading days equals or exceeds $26.00 per share.

(6) Represents an option that becomes exercisable with respect to 70,000 shares on each of the first two anniversaries of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     There were no options exercised by any of the Named Executive Officers during the fiscal year ended June 30, 2000. The following table indicates the number of unexercised options held by each Named Executive Officer at June 30, 2000. None of these options were in-the-money at June 30, 2000.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED
                                                                OPTIONS AT JUNE 30, 2000
                                                              ----------------------------
                                                               NUMBER OF       NUMBER OF
                                                              EXERCISABLE    UNEXERCISABLE
                                                                SHARES          SHARES
                                                              -----------    -------------
Curtis M. Uehlein...........................................         --         325,000
John H. Zenger..............................................     66,666         118,334
Dominic J. Puopolo..........................................    108,298         230,000
Rajiv Bhatt.................................................     66,666         128,334
Philip Gardner..............................................      6,666          38,334
Paul M. Verrochi............................................         --              --

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company entered into employment agreements with each of Messrs. Bhatt, Gardner, Puopolo and Zenger on May 4, 1998. Each such agreement has a term expiring on May 4, 2001 and provides for an initial base salary (subject to upward adjustment in the sole discretion of the Compensation Committee) and participation in the Company's bonus and benefit plans. The base salaries to be paid to Messrs. Bhatt, Puopolo and Zenger under their employment agreements currently are $310,000, $50,000 and $175,000, respectively. Mr. Gardner's employment with the Company terminated on August 15, 2000. On that date, the salary paid to Mr. Gardner under his employment agreement was $175,000. Each agreement may be terminated prior to the expiration of its term either in the event of disability or for cause (as defined). If any of Messrs. Bhatt, Puopolo and Zenger do not continue to be employed by the Company upon the expiration of his agreement, he is entitled to receive six months' severance at his base salary as in effect at the time of expiration. Each of Messrs. Bhatt, Gardner, Puopolo and Zenger has agreed not to compete with the Company for a period that expires on May 4, 2003.

     On March 21, 2000, Mr. Verrochi resigned from his position as Chief Executive Officer and as Chairman of the Board of Directors of the Company. In exchange for the termination of Mr. Verrochi's employment agreement and the termination and surrender of all stock options previously received by Mr. Verrochi, the Company paid Mr. Verrochi $1,000,000 and agreed to continue payment of (i) medical insurance premiums for the 18-month period following his resignation and (ii) automobile and parking allowance until May 4, 2001. Mr. Verrochi continued to serve as a member of the Board of Directors until May 8, 2000.

     Effective October 8, 1999, the Company entered into an employment agreement with Mr. Uehlein that provides for a base salary of $500,000 per year. For the fiscal year ended June 30, 2000, Mr. Uehlein's agreement provided that he would receive a cash bonus of $250,000 and that he would be eligible to receive an additional bonus of $50,000. In each subsequent year, Mr. Uehlein will be eligible for bonuses of up to 50% of his base salary upon the achievement of goals to be agreed upon by Mr. Uehlein and the Compensation Committee of the Board. Under the agreement, the Company agreed to recommend to the Compensation Committee that for fiscal years beginning July 1, 2000 Mr. Uehlein receive stock options for more than 100,000 shares of the Company's common stock based upon continued satisfactory job performance. Mr. Uehlein 's employment agreement has a term expiring on October 8, 2002. In the event that Mr. Uehlein is terminated prior to the expiration of his employment agreement other than for cause, as a severance benefit he is entitled to continue to receive his base salary in effect at the time of his termination for a period equal to the term of his covenant not to compete (which is three years after termination). Mr. Uehlein is also entitled to exercise the stock option he received upon signing his employment agreement to the extent it would be exercisable if he had continued to be employed by the Company for an additional 12 months. In the event that there is a change of control (as defined in the employment agreement) and (i) within six months of the change of control Mr. Uehlein's employment is terminated by death or disability or by him for good cause, (ii) within 12 months of a change of control Mr. Uehlein's employment is terminated other than for cause or (iii) within the period beginning six months after a change of control and ending 12 months after a change of control Mr. Uehlein terminates his employment for any reason, Mr. Uehlein will receive a lump sum payment equal to two times his then current base salary, continuation of medical and dental coverage for up to two years and all of his outstanding stock options will become immediately exercisable. The Company has agreed to reimburse Mr. Uehlein for certain relocation costs, including, among others, reimbursement of temporary living expenses through April 2001 and closing costs in connection with the sale of Mr. Uehlein's home.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were timely satisfied, except that Mr. Verrochi filed a Form 5 on August 15, 2000 reporting the receipt and disposition of certain employee stock options and Mr. Wallace filed a Form 5 on August 14, 2000 reporting the purchase of shares of the Company's common stock.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") has responsibility for the establishment and administration of the Company's executive compensation policies. The Committee is composed of three independent, non-employee directors. The Committee seeks to structure executive compensation programs in a manner that the Committee believes will (i) enable Company to attract and retain key executives, (ii) reward executives for achievement of specified business objectives of the Company and (iii) provide executives with an equity interest in the Company. In addition to setting salary and bonus compensation levels for the Company's executive officers, the Committee is responsible for granting awards under and administering the Company's 1998 Plan and 1998 Non-Qualified Stock Option Plan.

     The compensation programs established by the Committee for the Company's executives consist of three elements: (i) base salary, (ii) annual cash bonus and (iii) stock based equity incentives. The Committee believes that executive compensation should be structured so as to align the interests of management with the long-term interests of the Company's stockholders.

     The Company paid cash bonuses to certain executive officers for the fiscal year ended June 30, 2000 to reward those officers for their contributions to the Company. The Company paid a cash bonus to the Chief Executive Officer of the Company as required by the terms of his employment agreement with the Company.

     The Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company to its executives generally have been granted with an exercise price equal to or in excess of the market price of the Company's common stock on the date of grant. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage executives to continue in the employ of the Company. The option grants made to executive officers during the fiscal year ended June 30, 2000 were intended to reward those officers for their contribution to the Company and to encourage them to enhance the Company's financial performance.

     In July 1999, the Committee established for Messrs. Puopolo and Verrochi a salary of $50,000 for the fiscal years ended June 30, 2000 and 2001. The Committee acknowledged that this salary level was significantly lower than the salaries received by executives in similarly situated companies and determined accordingly that it was in the best interests of the Company to supplement this salary level with significant equity-based compensation awards. The Committee then retained a compensation consultant in order to determine a level of equity incentive for Messrs. Puopolo and Verrochi that would cause their overall compensation packages to approximate those of a comparison group. On July 30, 1999, the Committee granted stock options, in lieu of increased base salary and bonus and in addition to other options, to Messrs. Puopolo and Verrochi to purchase an aggregate of 460,000 and 265,000 shares of common stock of the Company, respectively.

     Mr. Uehlein joined the Company as its President and Chief Operating Officer in November 1999. The terms of Mr. Uehlein's employment agreement with the Company are described in this Proxy Statement under the section captioned "Employment and Severance Agreements." In determining the terms of Mr. Uehlein's compensation arrangement, the Committee followed the Company's compensation policies set forth above. In March 2000, Mr. Uehlein became Chief Executive Officer of the Company. In connection with his promotion, Mr. Uehlein was granted an option to purchase 100,000 shares of common stock of the Company. Mr. Uehlein's base salary was continued at the level established pursuant to his employment agreement with the Company.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                          John R. Murphy
                                          David B. Hammond
                                          Esther T. Smith

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, during the period commencing April 28, 1998, the date of the Company's IPO, and ending June 30, 2000, the cumulative total return on the Company's common stock with the returns on the Nasdaq Market Index and the MG Group Index -- Education & Training Services (the "Education & Training Index"), assuming the investment of $100 on April 28, 1998 (with respect to the indices, at the market close, and with respect to the Company's common stock, at the IPO price of $13.00) and the reinvestment of any dividends.

                      COMPARATIVE CUMULATIVE TOTAL RETURN
                              AMONG PROVANT, INC.,
               NASDAQ MARKET INDEX AND EDUCATION & TRAINING INDEX

                                                     PROVANT, INC.         EDUCATION & TRAINING INDEX      NASDAQ MARKET INDEX
                                                     -------------         --------------------------      -------------------
4/28/1998                                               100.00                       100.00                      100.00
6/30/1998                                               141.38                       101.21                      101.22
6/30/1999                                               119.69                        83.64                      141.85
6/30/2000                                                43.31                        85.03                      213.44

                                    ITEM II

      PROPOSAL TO AMEND AND RESTATE THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     The 1998 Employee Stock Purchase Plan was adopted by the Board of Directors and approved by the stockholders on April 1, 1998.

     As approved by the stockholders, the maximum number of shares which may be made available through the plan for purchase is 500,000 (subject to adjustment upon changes in the capitalization of the Company). On August 18, 2000, the Board of Directors adopted an amendment to the 1998 Employee Stock Purchase Plan (the "Amendment"), subject to stockholder approval, to make available for purchase by participating employees an additional 500,000 shares of the Company's common stock (subject to adjustment upon changes in the capitalization of the Company). The following is a summary of the material provisions of the 1998 Employee Stock Purchase Plan, as restated to reflect the Amendment (the "Stock Purchase Plan"), which summary is qualified in its entirety by the Stock Purchase Plan, a copy of which is attached hereto as Appendix "A."

     Under the Stock Purchase Plan, payroll deductions are used to purchase shares of the Company's common stock for eligible, participating employees. The Stock Purchase Plan is administered by the Company's Chief Financial Officer (the "Administrator"). Subject to the final determination of the Board of Directors of the Company, the Administrator has the power to interpret and construe the provisions of the Stock Purchase Plan and to adopt rules and regulations for administering the Stock Purchase Plan. The determination of the Administrator as to any matter or provision contained in the Stock Purchase Plan will be final and binding on the Company, the participants, beneficiaries and all other parties.

     Any employee of the Company is eligible to participate in the Stock Purchase Plan, provided he or she is (i) customarily employed for more than 20 hours per week, (ii) employed by the Company on the Offering Commencement Date (as defined below) or, if that date is not a regular business day for the Company, the first regular business day of the Company after the Offering Commencement Date, and (iii) is employed by the Company as of the date(s) each payroll deduction or lump sum contribution is made in accordance with the provisions of the Stock Purchase Plan. Notwithstanding the foregoing, no employee will be eligible to participate in the Stock Purchase Plan if (i) immediately after the grant of the option to purchase common stock under the Stock Purchase Plan, the participant would own or hold options to purchase, or as a result of participation in the Stock Purchase Plan would own or hold options to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or (ii) the grant of the option under the Stock Purchase Plan would permit the participant to accrue rights to purchase stock under all employee stock purchase plans of the Company at a rate that exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which such option is outstanding.

     There are currently approximately 1,500 employees eligible to participate in the Stock Purchase Plan.

     If at any time the number of shares of common stock reserved under the Stock Purchase Plan is not sufficient to satisfy then unfilled purchase requirements, the available shares will be allocated pro rata among the participants and all payroll deductions and/or lump sum contributions not used to purchase shares of common stock will be returned to the participants without interest. Based on the closing price of the Company's common stock on October 10, 2000, which was $6.50, the market value of 500,000 shares of common stock representing the additional number of shares made available by the Amendment for purchase under the Stock Purchase Plan was $3,250,000.

     Common stock is offered under the Stock Purchase Plan during two six-month periods per year (each an "Offering Period") beginning on each June 1 and December 1 of a calendar year (each an "Offering Commencement Date") and ending on each following November 30 and May 31, respectively (each an "Offering Termination Date").

     An eligible employee may participate in the Stock Purchase Plan by (i) authorizing a whole percentage of his or her base pay to be deducted by the Company during each Offering Period, or (ii) by making a lump sum contribution to the Stock Purchase Plan, but in neither case may the contribution be less than two percent (2%) or not more than ten percent (10%) of the employee's base pay. In addition, lump sum contributions may not be less than $100. An eligible employee may participate in any offering by completing an authorization form and filing it with the Company no later than five calendar days prior to the Offering Commencement Date. An eligible employee who participates in the Stock Purchase Plan by means of payroll deductions may not alter the rate of his or her payroll deductions during the Offering Period. On the Offering Termination Date of each Offering Period, a participant will be deemed to have automatically exercised a right to purchase the full number of shares of common stock that his or her payroll deductions and/or lump sum contributions will purchase at the applicable purchase price. In lieu of purchasing any fractional shares of common stock, any excess, unless otherwise requested by the participant, will be held in the participant's account for use during the next Offering Period.

     The applicable purchase price under the Stock Purchase Plan for any offering of common stock is equal to 85 percent of the last sale price of the common stock on Nasdaq on the close of either the applicable Offering Commencement Date or applicable Offering Termination Date, whichever is less.

     An employee may withdraw from an offering at any time prior to the Offering Termination Date for the Offering Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the employee's deductions and/or contributions made during such Offering Period. Upon termination of a participant's employment for any reason except death, his or her participation in the Stock Purchase Plan terminates. Upon such termination, the Company will refund the entire balance of the participant's deductions and/or contributions made during the Offering Period in which such termination occurs. Upon termination of a participant's employment because of death, the participant's beneficiary will have the right to elect to withdraw all of the payroll deductions and/or contributions credited to the participant's account or to exercise the participant's option on the Offering Termination Date.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Stock Purchase Plan is neither subject to the Employee Retirement Income Security Act of 1974 nor qualified under Section 401(a) of the Code. If the requirements of Code Section 423 are met, a participant will not recognize taxable income when the purchase right is granted or when shares of common stock are purchased on his or her behalf under the Stock Purchase Plan. A participant will become liable for tax on disposition of shares purchased under that Plan. Under current federal tax rules, if the participant does not dispose of such shares after the shares are transferred to the participant for at least one year and for at least two years after the Offering Commencement Date, he or she will recognize ordinary income when the stock is disposed of in an amount equal to the difference between the fair market value of the common stock at the time the purchase right was granted and the purchase price (or, if less, the difference between the fair market value of the common stock at the time of the disposition and the purchase price paid by the participant). Any additional gain will be taxable as capital gain. If a participant disposes of shares of common stock purchased pursuant to the Stock Purchase Plan before he or she has owned such shares for the period described above, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock at the time it was purchased and the purchase price. Any additional gain will be taxable as capital gain.

     In the event of a merger or consolidation to which the Company is a party (other than a merger or consolidation in which the stockholders of the Company immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the resulting corporation having the right to cast more than 50 percent of the votes necessary to elect a majority of the Directors of the resulting corporation), or in the event of the sale or transfer of all or substantially all of the Company's assets, the Stock Purchase Plan shall terminate and the date of any such transaction shall be the Offering Termination Date. Each participant shall be deemed to have exercised his or her purchase rights as of the Offering Termination Date to the extent of his or her accumulated payroll deductions, and shall be entitled to receive the securities or property to which a holder of shares of the Company's common stock was entitled immediately prior to the transaction.

     The Board of Directors may at any time amend the Stock Purchase Plan, except that no amendment may be made without the approval of the holders of a majority of the Company's outstanding common stock if such amendment would require the sale of more shares than are authorized under the Stock Purchase Plan or permit payroll deductions at a rate in excess of ten percent of a participant's base pay. The Board of Directors may terminate the Stock Purchase Plan at any time but no such termination will adversely affect purchase rights then outstanding under the Stock Purchase Plan. The Stock Purchase Plan will terminate on the Offering Termination Date on which options have been exercised for the full number of shares then available under the Stock Purchase Plan.

     The benefit to be received or shares to be purchased by any individual participant or group of participants under the Stock Purchase Plan as a result of the adoption of the proposed Amendment cannot be determined at this time because the extent that any employee will elect to participate in the Stock Purchase Plan is unknown. The following table summarizes the number of shares of the Company's common stock purchased under the Stock Purchase Plan during the fiscal year ended June 30, 2000 by each of the Named Executive Officers, all executive officers as a group, all non-executive directors as a group and all non-executive officer employees as a group.

                                                          NUMBER OF SHARES PURCHASED
                 NAME OF INDIVIDUAL OR                     DURING FISCAL YEAR ENDED
                   IDENTITY OF GROUP                            JUNE 30, 2000
                 ---------------------                    --------------------------

Curtis M. Uehlein......................................                 --
John H. Zenger.........................................                564
Dominic J. Puopolo.....................................                934
Rajiv Bhatt............................................              1,035
Philip Gardner.........................................                470
Paul M. Verrochi.......................................                 --
All executive officers as a group......................              3,003
All non-executive directors as a group.................                470
All non-executive officer employees as a group.........            145,159

     Approval of the Stock Purchase Plan is required under the Code.

          THE BOARD URGES THE STOCKHOLDERS TO VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

                              CERTAIN STOCKHOLDERS

     The following table sets forth information as of September 25, 2000 with respect to the beneficial ownership of common stock by (i) each director and nominee for director of the Company, (ii) the Named Executive Officers, (iii) all executive officers and directors of the Company as a group and (iv) each person who is known by the Company to be the beneficial owner of more than five percent of the common stock as of such date. This information has been furnished by the persons listed in the table.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER     PERCENT
                  ------------------------                    ---------   -------
Nominees, Directors and Greater Than 5% Stockholders
Curtis M. Uehlein(2)........................................     80,000        *%
John H. Zenger(3)...........................................    290,704      1.4
Dominic J. Puopolo(4).......................................  1,079,935      5.0
Herbert A. Cohen(5).........................................    163,459        *
Michael J. Davies(6)........................................    339,572      1.6
Bert Decker(7)..............................................    350,316      1.7
Paul C. Green, Ph.D(8)......................................    501,100      2.4
David B. Hammond(9).........................................     57,143        *
John R. Murphy(10)..........................................     34,900        *
Esther T. Smith(10).........................................     37,000        *
John E. Tyson...............................................         --        *
Marc S. Wallace(11).........................................    223,251      1.1
The Senn Family Trust(12)...................................  1,161,067      5.5

Named Executive Officers
Curtis M. Uehlein(2)........................................     80,000        *
John H. Zenger(3)...........................................    290,704      1.4
Dominic J. Puopolo(4).......................................  1,079,935      5.0
Rajiv Bhatt(13).............................................    220,634      1.0
Philip Gardner..............................................    300,761      1.4
Paul M. Verrochi(14)........................................    537,918      2.5
All current executive officers and directors as a group (12
  persons)(15)..............................................  3,378,014     15.5%

---------------

  *  Less than 1%

 (1) Percentages in the table are based upon 21,065,141 shares of common stock outstanding as of September 25, 2000.

 (2) Includes 75,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

 (3) Shares are held jointly with Mr. Zenger's wife. Includes 86,666 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 98,881 shares held by a trust for the benefit of Mr. Zenger's grandchildren, as to which Mr. Zenger disclaims beneficial ownership.

 (4) Includes 173,194 shares issuable pursuant to a warrant that currently is exercisable, 151,631 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 52,201 shares held by Mr. Puopolo's wife, and 124,062 shares held by a trust of which Mr. Puopolo is trustee. Excludes 216,492 shares issuable upon the exercise of a second warrant that is not currently exercisable. Mr. Puopolo's address is c/o Provant, Inc., 67 Batterymarch Street, Suite 600, Boston, MA 02110.

 (5) Includes 81,230 shares held by Mr. Cohen's wife.

 (6) Includes 50,000 shares issuable upon the exercise of an option that is currently exercisable.

 (7) Includes 300,031 shares held by a trust of which Mr. Decker is trustee.

 (8) Includes 1,100 shares held by Dr. Green, as custodian for a member of his family, or directly by members of Dr. Green's family, as to which Dr. Green disclaims beneficial ownership.

 (9) Consists of 39,643 shares held by a corporation of which the sole stockholders are Mr. Hammond and his wife and 17,500 shares issuable upon the exercise of options that are currently exercisable.

(10) Includes 25,000 shares issuable upon the exercise of options that are currently exercisable.

(11) Includes 3,333 shares issuable upon the exercise of an option that is currently exercisable or will become exercisable within 60 days.

(12) This information is based upon the Schedule 13G dated February 17, 2000 filed by Larry E. Senn and Bernadette Senn, as trustees, donors and beneficiaries of The Senn Family Trust, u/t/d September 26, 1998, as amended. The address for The Senn Family Trust is c/o Senn-Delaney Leadership Consulting Group, Inc., 3780 Kilroy Airport Way, Long Beach, CA 90806.

(13) Includes 99,999 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(14) Includes 86,597 shares issuable pursuant to a warrant that currently is exercisable and 121,243 shares held by a trust of which Mr. Verrochi is trustee. Excludes 216,492 shares issuable upon the exercise of a second warrant that is currently not exercisable.

(15) See notes 2 through 11 and 13 above.

                              CERTAIN TRANSACTIONS

     In May 1998, each of Herbert A. Cohen, Bert Decker, Joe Hanson, John F. King, Paul C. Green, A. Carl von Sternberg and Marc S. Wallace, each of whom were directors of the Company during the fiscal year ended June 30, 2000, entered into three-year employment agreements with subsidiaries of the Company. Each such agreement provided for an initial base salary of $175,000 (except for Mr. Decker's agreement which provided for a base salary of $125,000), subject to upward adjustment in the employer's sole discretion, and participation in the Company's bonus and benefit plans. Each agreement may be terminated prior to the expiration of the three-year term either in the event of disability or for cause (as defined). If the individual does not continue to be employed by the employer upon the expiration of the agreement, the individual is entitled to receive six months' severance at his base salary as in effect at the time of expiration.

     On March 31, 2000, the Company and the subsidiaries of the Company that employed Messrs. Decker, King and Green entered into separation agreements with these directors providing for the termination of their employment with the subsidiaries. Under the severance agreements, Mr. King will continue to receive his salary and certain benefits under the subsidiary's health care plan through October 4, 2001 and Messrs. Decker and Green will continue to receive their salaries and certain benefits under the subsidiaries' health care plan through November 4, 2001. In addition, Mr. King received a one-time bonus payment of $52,500 and Dr. Green received one-time payments totaling $70,788 and certain computer equipment and other property.

     In connection with the Company's acquisition of Senn-Delaney Leadership Consulting Group, Inc. and Senn-Delaney Leadership Consulting U.K., Ltd. in December 1999, the Company issued 1,161,067 shares of common stock to The Senn Family Trust.

     Mr. Davies, who became a director of the Company in May 1998, also became a full-time consultant to the Company at that time. For his consulting services during the year ended June 30, 2000, Mr. Davies received a fee of $136,250.

     Except with respect to the shares issuable upon the exercise of warrants that have been issued to Messrs. Verrochi and Puopolo, the Company has no obligation to provide a registration statement with respect to any of the shares of the Company's common stock held by its officers and directors. However, in the event the Company decides to register in an underwritten public offering any shares received by any stockholder in connection with the Company's May 1998 acquisition of seven corporate performance improvement companies (the "Combination"), certain shares of common stock issued (or issuable pursuant to options and warrants granted by the Company) prior to the date of the final prospectus used in connection with the Company's IPO or certain shares issued by the Company in subsequent acquisitions, the Company must give the officers and directors of the Company mentioned above who hold or may acquire these shares the opportunity to register and sell in the offering a pro rata amount of their shares.

     As a result of the Combination, a subsidiary of the Company became a party to a six-year lease of administrative offices, effective January 1, 1996, from Dr. Green. For the year ended June 30, 2000, rent expense paid to Dr. Green pursuant to the lease was approximately $89,197. The Company believes that the terms of the lease are no less favorable to the Company than could be obtained by the Company from non-affiliated third parties.

     Dr. Green receives royalties pursuant to agreements entered into with American Media Incorporated ("AMI") before that company was purchased by the Company. During the year ended June 30, 2000, Dr. Green received approximately $103,000, as royalties under those agreements. Dr. Green and AMI were affiliated with neither the Company nor each other at the time the parties entered into those agreements. The Company believes the terms of the agreements are no less favorable than what the Company could have obtained from non-affiliated third parties.

     As a result of the Combination, a subsidiary of the Company became a party to a five-year lease of office facilities renewable for an additional five years, effective March 1997, from Novations Partners, L.L.C., a Utah limited liability company (the "LLC"), which is controlled by the former stockholders of Novations

Group, Inc., a subsidiary of the Company. Mr. Hanson, one of the members of the LLC, was a director of the Company during the fiscal year ended June 30, 2000. The annual rent expense to be paid to the LLC was $300,000 for the first year of the lease, and the lease provides for a 3% annual increase thereafter. A subsidiary of the Company also assumed in the Combination the obligation to pay the LLC approximately $75,000 per year through April 1, 2001 for the sublease of certain equipment. The Company believes that the terms of the lease and sublease are no less favorable to the Company than could be obtained from non-affiliated third parties.

     During the fiscal year ended June 30, 2000, the Company paid as contingent consideration in connection with the Combination to Mr. von Sternberg $12,641,447 and 290,054 shares of common stock (including cash and shares issued to his wife) and to Mr. Wallace $384,440 and 132,370 shares of common stock.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by June 14, 2001 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

     The By-laws of the Company specify when a stockholder must submit proposals for consideration at a stockholders' meeting in order for those proposals to be considered at the meeting. In order for the proposals to be considered at the meeting, the stockholder making them must have given timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110, not less than 60 days nor more than 90 days prior to the meeting; except that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the stockholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding the foregoing, a stockholder shall be entitled to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, and any proposals so included shall be acted upon at the stockholders' meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as described in the Notice of Annual Meeting. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          DONALD W. GLAZER
                                          Secretary

October 12, 2000

                                                                      APPENDIX A

                                 PROVANT, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE

     The Provant, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide employees of Provant, Inc. (the "Company") an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company ("Common Stock" or "Stock"). It is the intention of the Company to have the Plan qualify as an employee stock purchase plan under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of such section of the Code.

2.  ELIGIBILITY

     Any employee of the Company is eligible to participate in the Plan provided he or she (i) customarily is employed for more than 20 hours per week, (ii) is employed by the Company on the Offering Commencement Date (as defined in Section 3 of this Plan) or, if such date is not a regular business day for the Company, the first regular business day of the Company after the Offering Commencement Date, and (iii) is employed by the Company as of the date(s) each payroll deduction and/or lump sum contribution made in accordance with Section 4 of this Plan is made.

     Notwithstanding the foregoing, no employee will be eligible to participate in the Plan if (i) immediately after the grant of an option, the employee would own stock or hold outstanding options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company, or (ii) the grant of the option would permit the participant's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

     For purposes of this Section 2, the rules of Section 424(d) of the Code shall apply in determining stock ownership of an employee, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.  OFFERING PERIODS

     Under the Plan, there will be two six-month offering periods each year. The offering of Common Stock (an "Offering") will begin on each of June 1 and December 1 of a calendar year (each an "Offering Commencement Date"), and will end on each of November 30 and May 31, respectively (each an "Offering Termination Date"). The first Offering shall begin on June 1, 1998.

4.  PARTICIPATION

     (a) An eligible employee may elect to participate in any Offering by having payroll deductions made and/or by making a lump sum contribution in accordance with Subsection (b), (c) or (d) of this Section 4 over the six-month period commencing on the Offering Commencement Date (a "Plan Period"). An eligible employee whose employment with the Company commences after the Offering Commencement Date in any Plan Period may elect to participate in the next following Plan Period, but shall not be entitled to participate in the Offering that is in progress on the date his or her employment with the Company begins.

     (b) Participation Through Payroll Deduction: An eligible employee may participate in any Offering by completing an authorization form for payroll deductions and filing it with the Company no later than a date prior to the Offering Commencement Date for the Offering designated by the Administrator (as defined in Section 10) or, in the absence of such a designation, the date five business days before the Offering Commencement Date. Payroll deductions will be spread evenly over the Plan Period or such shorter period during which an eligible employee may participate in the Plan, as provided in this Section 4. An eligible employee electing to participate in the Plan by means of payroll deductions for a particular Plan Period may not alter the rate of payroll deductions during the period. All such payroll deductions shall be credited to the participant's account under the Plan. Employees on leave of absence for a period not exceeding 90 days will be permitted to continue participating in the Offering, if they continue making periodic payments to the Company.

     (c) Participation Through Lump Sum Contribution: An eligible employee may participate in any Offering by means of a lump sum payment made during the Plan Period for such Offering by filing a written election form with the Administrator prior to the end of such Plan Period. Such written election form shall be accompanied by the lump sum payment. No more than one lump sum contribution may be made during a single Plan Period.

     (d) Participation Through Contribution of Payroll Deductions and Lump Sum
         Contribution: An eligible employee may participate in any Offering by making a combination of payroll deductions and a lump sum contribution in accordance with Subsections (b) and (c) of this Section 4.

     (e) In no event shall the aggregate of all payroll deductions and/or any lump sum contribution made with respect to a single Plan Period for an eligible employee be less than 2 percent (2%) or more than ten percent (10%) of the employee's base pay earned during the Plan Period and; provided, further, that lump sum contributions must not be less than $100 or 2 percent (2%) of the employee's base pay, whichever is greater. For purposes of the Plan, "base pay" means commissions and regular salary or straight time earnings, excluding overtime payments, bonuses and incentive or contingent payments.

5.  OPTION GRANT AND PRICE

     (a) A participant's authorization for payroll deductions for any Offering shall become effective as of the Offering Commencement Date or, if applicable, the date upon which he or she elects to participate as permitted in Section 4, and the participant shall be deemed to have been granted an option as of the applicable date to purchase as many full shares of Common Stock as can be purchased with the payroll deductions credited to his or her account during the Offering.

     (b) A participant's election to participate in the Plan by means of a lump sum contribution shall become effective as of the date such contribution is received by the Administrator (or, if later, the date such participant's written election to participate in the Plan for such Plan Period is received by the Administrator) and the participant shall be deemed to have been granted an option as of such date to purchase as many full shares of Common Stock as can be purchased with the lump sum contribution.

     (c) The option price of Common Stock for any Offering will be equal to the lower of 85 percent of the last sale price of the Stock on the Nasdaq National Market on (i) the day immediately prior to the Offering Commencement Date or (ii) the day immediately prior to the Offering Termination Date for the Offering or, in either case, if no trading occurred in the Stock on the Nasdaq National Market on such date, then the next prior business day on which trading occurred in the Stock on the Nasdaq National Market.

6.  WITHDRAWAL

     (a) A participant may withdraw payroll deductions and/or lump sum contributions credited to his or her account for any Offering by giving written notice to the Company at any time up to a date prior to the Offering Termination Date designated by the Administrator (as defined in Section 10). Upon notice of withdrawal, all of the participant's payroll deductions and/or lump sum contribution for the offering will be paid promptly without interest, and no further payroll deductions will be made. A participant who withdraws from an Offering cannot participate again in that Offering, but can participate in any other Offering for which he or she is eligible.

     (b) Upon termination of a participant's employment for any reason other than death, the payroll deductions and/or lump sum contribution credited to the participant's account will be returned to the participant without interest. If the participant dies after termination of employment, such amount shall be returned to the person or persons entitled thereto under Section 11.

     (c) Upon termination of a participant's employment because of death, the participant's beneficiary will have the right to elect, by written notice given to the Company within the 30-day period commencing with the date of the death of the participant, either (i) to withdraw all of the payroll deductions and/or the lump sum contribution credited to the participant's account under the Plan, or (ii) to exercise the participant's option on the Offering Termination Date for the purchase of the number of full shares of Common Stock which the lump sum contribution and/or accumulated payroll deductions in his or her account will purchase at the applicable option price. In lieu of any fractional shares, any excess in such account will be returned to the participant's beneficiary without interest. In the event that no written notice of election is received by the Company, the beneficiary will be deemed to have elected to withdraw the lump sum contribution and/or payroll deductions credited to the participant's account at the date of the participant's death and such amount will be paid promptly to the beneficiary without interest.

7.  EXERCISE OF OPTION

     Unless a participant gives written notice to the Company as provided in
Section 6(a), an option for the purchase of Common Stock with payroll deductions and/or a lump sum contribution for any Offering will be deemed to have been exercised automatically on the Offering Termination Date for the Offering for the number of full shares of Common Stock which the accumulated payroll deductions and/or lump sum contribution in the participant's account on that date will purchase at the applicable option price. In lieu of fractional shares, any excess in the account will be returned to the participant without interest.

8.  DELIVERY

     As promptly as practicable after the Offering Termination Date for any Offering, the Company will deliver to each participant, as appropriate, the Common Stock purchased upon the exercise of his or her option.

9.  STOCK

     (a) The maximum number of shares of Common Stock which may be made available for purchase under the Plan shall be 500,000 shares, subject to adjustment upon changes in the capitalization of the Company; provided, however, that effective November 30, 2000, the maximum number of shares of Common Stock which may be made available for purchase under the Plan shall be increased to 1,000,000 shares, subject to adjustment upon changes in the capitalization of the Company. Shares shall be made available from authorized, unissued and reserved Common Stock of the Company. If the total number of shares for which options are exercised for any Offering exceeds the number of shares available, the Company will make a pro rata allocation of the shares available in as nearly uniform a manner as practicable and as the Company may determine to be equitable. The balance of payroll deductions and/or any lump sum contribution credited to the account of each participant under the Plan shall be returned as promptly as possible, without interest.

     (b) The participant will have no interest in Stock covered by an option until such option has been exercised.

     (c) Stock to be delivered to a participant with respect to any Offering under the Plan will be registered in the name of the participant or, if the participant so directs by written notice to the Company before the Offering Termination Date, in the names of the participant and such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

     (d) The Board of Directors may, in its discretion, require as conditions to the exercise of any option, that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to shares covered by the option shall be effective, or (ii) the participant shall represent, in such form and manner as the Company may determine, that it is the participant's intention to purchase the shares only for investment. The participant shall deliver to the Company such certificates and other documents as may be requested by the Company in order to evidence compliance with applicable state and federal securities regulations.

10.  ADMINISTRATION

     The Plan initially shall be administered by the Chief Financial Officer of the Company (the "Administrator"). The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Administrator, subject, however, to the final determination of the Board of Directors of the Company. Determinations made by the Administrator and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their legal representatives and any other persons under the Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Board of Directors.

11.  DESIGNATION OF BENEFICIARY

     A participant may file a written designation of a beneficiary to receive any Stock or cash in the event of the participant's death. Any designation of a beneficiary may be changed by the participant at any time by written notice to the Administrator. Upon the death of a participant and upon receipt by the Administrator of proof of the identity and existence at the time of the participant's death of a beneficiary validly designated under the Plan, the Company will deliver such Stock or cash to the participant's beneficiary. In the event that no beneficiary survives the participant, the Company will deliver such Stock or cash to the executor or administrator of the participant's estate. If no executor or administrator has been appointed to the knowledge of the Administrator, the Company, in its discretion, may deliver such Stock or cash to the spouse or to any one or more dependents of the participant as the Administrator may designate. No beneficiary shall, prior to the death of the participant, acquire any interest in any Stock or cash credited to the participant under the Plan.

12.  TRANSFERABILITY

     Neither contributions credited to a participant's account (whether made by payroll deductions and/or lump sum contribution) nor any rights with regard to the exercise of an option or the receipt of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant. Any such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such an act as an election to withdraw funds in accordance with Section 6.

13.  USE OF FUNDS

     All payroll deductions and lump sum contributions received or held by the Company under the Plan will be general assets of the Company and may be used for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions or lump sum contributions.

14.  EFFECT OF CHANGES IN COMMON STOCK

     If the Company subdivides or reclassifies Common Stock which has been or may be optioned under the Plan, or declares any dividend payable in shares of Common Stock, or takes any other action of a similar nature affecting such Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and with respect to any individual participant) will be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to the option and the option price per share shall be adjusted to the extent determined by the Board of Directors, upon the recommendation of the Administrator, to be necessary to preserve unimpaired and undiluted the rights of the holder of such option.

15.  AMENDMENT

     The Board of Directors of the Company may at any time amend the Plan; provided, however, that the Board may not make any change in any option previously granted which would adversely affect the rights of any participant. No amendment may be made without prior approval of the holders of a majority of the shares of Common Stock of the Company issued, outstanding and entitled to vote if such amendment would:

        (a) require the sale of more shares of Stock than are authorized under
            Section 9 of the Plan; or

        (b) permit payroll deductions at a rate, or lump sum contributions in an amount, in excess of 10 percent of a participant's base pay.

16.  DISCONTINUANCE OR TERMINATION

     The Plan shall terminate on the Offering Termination Date on which the number of shares for which options are exercised exceeds the number of shares available for the Offering. The Board of Directors may at any other time terminate the Plan. No discontinuance or termination may affect options previously granted.

17.  NOTICES

     All notices or other communications by a participant to the Company under the Plan shall be deemed to have been duly given when received by the Company.

18.  MERGER OR CONSOLIDATION

     In the event of a merger or consolidation to which the Company is a party (other than a merger or consolidation in which shareholders of the Company immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the resulting corporation having the right to cast more than 50% of the votes necessary to elect a majority of the Directors of the resulting corporation), or in the event of a sale or transfer of all or substantially all of the Company's assets, the Plan shall terminate and the date of such merger, consolidation, sale or transfer shall be the Offering Termination Date for the Plan Period within which such event occurs. To the extent of payroll deductions and/or lump sum contributions credited to each participant's account on the Offering Termination Date, the holder of each option then outstanding shall be deemed to have exercised the option and shall be entitled to receive, as nearly as reasonably may be determined, the securities or property to which a holder of Common Stock was entitled immediately prior to the merger, consolidation, sale or transfer. The Board of Directors shall take such steps in connection with any merger, consolidation, sale or transfer as it may deem necessary to insure that the provisions of Section 14 will thereafter be applicable, as nearly as reasonably possible, to such securities or property.

19.  APPROVAL OF STOCKHOLDERS

     The Plan shall be effective when approved by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote either at the next annual meeting of stockholders, a special meeting in lieu of the annual meeting, or a special meeting of holders of Common Stock called, at least in part, to act upon the Plan, provided, that a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan.

20.  PARTICIPANT AND EMPLOYEE RIGHTS

     The Plan shall not be deemed to give any participant or any employee the right to be retained in the employ of the Company, or to confer on or create in any participant or any employee any rights, legal or equitable, except such as are expressly set forth herein.

21.  GOVERNING LAW

     The Plan shall be construed, and the rights and liabilities of all persons under the Plan shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, to the extent not superseded by federal law.

                                     PROXY

                                 PROVANT, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 15, 2000

The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) Dominic J. Puopolo and Rajiv Bhatt, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of PROVANT, Inc. to be held November 15, 2000, and all adjournments thereof (the "Annual Meeting"), and there to vote all shares of Common Stock of PROVANT, Inc. that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS APPROVAL OF THE PROPOSALS CONTAINED HEREIN.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED.


----------------                                                ----------------
SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
----------------                                                ----------------

                                  DETACH HERE

[X] Please mark votes as in this example.


1. For the election of all nominees listed below (except: as otherwise indicated).

   Nominees: (01) Curtis M. Uehlein, (02) John H. Zenger, (03) David B. Hammond,
   (04) John R. Murphy, (05) Esther T. Smith, (06) John E. Tyson.

   FOR ALL INDICATED [ ]                         WITHHELD FROM ALL NOMINEES [ ]

   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]


Signature: _____________________________ Date: _________________


2. For the approval of the 1998 Employee Stock Purchase Plan, as amended and restated.

   FOR [ ]   AGAINST [ ]       ABSTAIN [ ]

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Annual Meeting, to the extent permitted by applicable law, and (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling to serve.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.


Signature: _____________________________ Date: _________________


Signature: _____________________________ Date: _________________


                                  DETACH HERE